UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2018

Intercept Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35668 (Commission File Number)	22-3868459 (IRS Employer Identification No.)

10 Hudson Yards, 37th Floor

New York, NY 10001

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Hudson Yards Lease Amendment

On June 22, 2018, Intercept Pharmaceuticals, Inc. (the “Company”) entered into a Second Amendment (the “Hudson Yards Lease Amendment”) to the Company’s lease (the “Hudson Yards Lease”) with Legacy Yards Tenant LP (the “Lessor”) relating to space leased by the Company at its corporate headquarters located at 10 Hudson Yards in New York, New York. The Hudson Yards Lease Amendment (i) extends the term of the Hudson Yards Lease with respect to certain square footage leased by the Company, (ii) grants to the Lessor an early termination option with respect to certain square footage leased by the Company and (iii) grants to the Company, subject to third-party expansion rights, two consecutive 5-year renewal options with respect to certain square footage leased by the Company, in each case, on the terms and subject to the conditions set forth therein.

San Diego Lease Amendment

On June 21, 2018, the Company entered into a Third Amendment (the “San Diego Lease Amendment”) to the Company’s lease (the “San Diego Lease”) with Irvine Eastgate Office II LLC relating to space leased by the Company in San Diego, California. Subject to the satisfaction of certain conditions, the San Diego Lease Amendment adjusts the amount of space leased by the Company pursuant to the San Diego Lease.

The foregoing are only summary descriptions of the terms of the Hudson Yards Lease Amendment and the San Diego Lease Amendment, do not purport to be complete and are qualified in their entirety by reference to the Hudson Yards Lease Amendment and the San Diego Lease Amendment, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2018.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company’s 2018 Annual Meeting of Stockholders (the “Annual Meeting”) was held on June 20, 2018.

At the Annual Meeting, the Company’s stockholders:

1.	Elected, by separate resolutions, each of the ten nominees nominated to serve on the Board of Directors until the 2019 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

2.	Approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2018 (the “Proxy Statement”).

3.	Ratified the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2018.

The final voting results on each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting are as follows:

Proposal			For	Withheld	Broker Non-Votes
1.	The election, by separate resolutions, of each of the following ten nominees to serve on the Board of Directors until the 2019 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified:
	a)	Paolo Fundarò (Proposal No. 1A)	21,147,457	47,005	4,842,057
	b)	Mark Pruzanski, M.D. (Proposal No. 1B)	21,159,966	34,496	4,842,057
	c)	Srinivas Akkaraju, M.D., Ph.D. (Proposal No. 1C)	21,131,646	62,816	4,842,057
	d)	Luca Benatti, Ph.D. (Proposal No. 1D)	21,107,774	86,688	4,842,057
	e)	Daniel Bradbury (Proposal No. 1E)	21,099,082	95,380	4,842,057
	f)	Keith Gottesdiener, M.D. (Proposal No. 1F)	21,151,013	43,449	4,842,057
	g)	Nancy Miller-Rich (Proposal No. 1G)	21,185,041	9,421	4,842,057
	h)	Gino Santini (Proposal No. 1H)	19,103,903	2,090,559	4,842,057
	i)	Glenn Sblendorio (Proposal No. 1I)	20,754,193	440,269	4,842,057
	j)	Daniel Welch (Proposal No. 1J)	21,087,373	107,089	4,842,057

Proposal		For	Against	Abstain	Broker Non-Votes
2.	The approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement	15,159,450	6,012,545	22,467	4,842,057
3.	The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2018	25,831,226	176,262	29,031	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

By:	/s/ Sandip Kapadia
	Name:	Sandip Kapadia
	Title:	Chief Financial Officer and Treasurer

Date: June 25, 2018